                                                                  Exhibit 10.2

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------

          This Securities Purchase Agreement (the "Agreement") dated February 13, 1998 is entered into by and between SyQuest Technology, Inc., a Delaware corporation (together with its successors, "SyQuest"), and Olympus Securities, Ltd., a Bermuda corporation ("Investor").

          Unless otherwise defined herein, capitalized terms used herein and not defined herein shall have the meanings given to them in Regulation D (as now if effect or as hereafter amended, "Regulation D") under the Securities Act of 1933, as amended (the "1933 Act").

          The parties hereto agree as follows:

          1.  Purchase and Sale.  In consideration of and upon the basis of the
              -----------------
representations, warranties and agreements and subject to the terms and conditions set forth in this Agreement:

               a. Convertible Preferred Stock.  SyQuest agrees to issue and sell
                  ---------------------------
     to Investor, and Investor agrees to purchase from SyQuest, on the Closing Date specified in Section 2 hereof, 1,625 shares of SyQuest's 5% Cumulative Convertible Preferred Stock, Series 7, stated value $1,000 per share (the "Preferred Shares"), having the terms and conditions set forth in the Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7 (the "Certificate of Designations") which is attached hereto as Exhibit A, at a purchase price per share of $1,000, for an aggregate purchase price of $1,625,000 (the "Purchase Price"). The shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the "Conversion Shares."

               b.  Warrant.  In consideration of the purchase of the Preferred
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     Shares by Investor, SyQuest will issue to Investor on the Closing Date specified in Section 2 hereof, a warrant or warrants having the terms set forth in the warrant certificate attached hereto as Exhibit B (the "Warrant") to purchase up to 274,030 shares (subject to adjustment) of SyQuest's Common Stock, par value $.0001 per share (the "Common Stock"). The shares of Common Stock issuable pursuant to the Warrant are referred to herein as the "Warrant Shares."

               c.  Converted Stock.  The term "Converted Stock" shall apply to
                   ---------------
     any Common Stock issued or to be issued upon conversion of the Preferred Shares pursuant to the terms of this Agreement and the Certificate of Designation or upon the exercises of the Warrant.

          2.   Closing Date.   Upon satisfaction or, if applicable, waiver of
               ------------
the conditions set forth in Sections 7 and 8 hereof, the delivery of the Preferred Shares referred to in Section 1(a) and the Warrant referred to in
Section 1(b) (the "Closing") shall take place initially via facsimile at 2:00 p.m. (Pacific Standard Time) on February 13, 1998, or at such other date and time as Investor and SyQuest may agree (such date and time being referred to herein as the
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"Closing Date"), provided that the original certificates shall be delivered via
Federal Express to Investor at the address set forth in Section 13 hereof.

          At the Closing, the following deliveries shall be made:

               a.  Preferred Shares.  SyQuest shall deliver the certificate
                   ----------------
     representing the Preferred Shares, duly registered on the books of SyQuest in the name of Investor, against payment by Investor by wire transfer of the purchase price specified in Section 1(a) hereof in immediately available funds to the following account: Account Name: Bank of America, 1850 Gateway Blvd., 4th Floor, Concord, California 94520, Account No. 1233456287, ABA No. 121000358.

               b.  Warrant.  SyQuest shall deliver the certificate representing
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     the Warrant to Investor.  Such certificate shall be substantially in the form attached hereto as Exhibit B.

               c.  Closing Documents.  The closing documents required by
                   -----------------
     Sections 7 and 8 shall be delivered to Investor and SyQuest, respectively.

               d.  Delivery Notice.  An executed copy of the delivery notice in
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     the form attached hereto as Exhibit C shall be delivered to Investor.

          The foregoing deliveries shall be deemed to occur simultaneously as part of a single transaction, and no delivery shall be deemed to have been made until all such deliveries have been made.

          3.  Representations and Warranties of SyQuest.  Except as disclosed in
              -----------------------------------------
any report, form, schedule, statement or other document (collectively, "SEC Filings") filed by the Company prior to the Closing with the SEC under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), or as disclosed in the Schedule of Exceptions attached hereto, SyQuest hereby represents and warrants to Investor on the date hereof and on the Closing Date, on the date any Preferred Share is converted (each a "Conversion Date") and on each Exercise Date (as defined in the Warrant) as follows:

               a. SyQuest has been duly incorporated and is validly existing in good standing under the laws of State of Delaware, or, after the Closing Date if another entity has succeeded SyQuest in accordance with the terms hereof, under the laws of a state of the United States.

               b. The execution, delivery and performance of this Agreement (including the issuance of the Preferred Shares) and the Warrant by SyQuest have been duly authorized by all requisite corporate action and no further consent or authorization of SyQuest, its Board of Directors or its stockholders is required. This Agreement and the Warrant have been duly executed and delivered by SyQuest and, when duly

                                       2
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     authorized, executed and delivered by Investor, will be valid and binding agreements, enforceable against SyQuest in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               c. SyQuest has full corporate power and authority necessary to execute and deliver this Agreement and the Warrant and to perform its obligations hereunder (including the issuance of the Preferred Shares) and thereunder.

               d. No consent, approval, authorization or order of any court, governmental agency or other body is required for execution and delivery by SyQuest of this Agreement and the Warrant or the performance by SyQuest of any of its obligations hereunder (including the issuance of the Preferred Shares) or thereunder, other than, with respect to any Exercise Date, any consent, approval, authorization or order which is received on or prior to such date.

               e. Neither the execution and delivery by SyQuest of this Agreement and the Warrant nor the performance by SyQuest of any of its obligations hereunder or thereunder:

                    (1) violates, conflicts with, results in a breach of, or constitutes a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the Certificate of Incorporation or by-laws of SyQuest or any of its subsidiaries or any Certificate of Designation relating to any securities of SyQuest or any of its subsidiaries, (B) any decree, judgment, order, law, treaty, rule, regulation or determination of which SyQuest is aware (after due inquiry) of any court, governmental agency or body, or arbitrator having jurisdiction over SyQuest or any of its subsidiaries or any of their respective properties or assets, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which SyQuest or any of its subsidiaries is a party, by which SyQuest or any of its subsidiaries is bound, or to which any of the properties or assets of SyQuest or any of its subsidiaries is subject, (D) the terms of any "lock-up" or similar provision of any underwriting or similar agreement to which SyQuest or any of its subsidiaries is a party or (E) any rules of the National Association of Securities Dealers, Inc. applicable to SyQuest or the transactions contemplated hereby; or

                    (2) results in the creation or imposition of any lien, charge or encumbrance upon (A) any Preferred Share, the Warrant or any Converted Stock or (B) any of the properties or assets of SyQuest or any of its subsidiaries.

               f. SyQuest has validly reserved a total of 40,000 shares of its 5% Cumulative Convertible Preferred Stock, Series 7 for issuance pursuant to the terms

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     hereof, and shall have authorized and reserved for the purpose of issuance a number of shares of Common Stock to provide for the issuance of the Converted Stock equal to (i) the actual number of Warrant Shares available under the Warrant, and (ii) the number of shares issuable upon the hypothetical conversion of all Preferred Shares as of the Closing Date plus fifty percent. When issued to Investor against payment therefor in accordance with the terms of this Agreement, the Certificate of Designation or the Warrant, each share of Preferred Stock and Converted Stock:

                    (1) will have been duly and validly authorized, duly and validly issued, fully paid and nonassessable;

                    (2) will be free and clear of any security interests, liens, claims or other encumbrances (other than those resulting solely from actions by Investor); and

                    (3) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of SyQuest.

               g.  Reserved.

               h. On the Closing Date, there is no pending or, to the best knowledge of SyQuest, threatened action, suit, proceeding or investigation before any court, gov ernmental agency, self regulatory agency, or body, or arbitrator having jurisdiction over SyQuest or any of its affiliates that would materially adversely affect SyQuest, or the execution or performance of its obligations under this Agreement or the Warrant, provided, however,
                                                             --------  -------
     that the representations and warranties contained in this Section 3.h shall not apply to any action, threatened action, suit, proceeding or investigation initiated by Investor.

               i. SyQuest has timely filed all filings with the United States Securities and Exchange Commission (the "SEC") under the 1933 Act or under
     Section 13(a) or 15(d) of the 1934 Act (each, an "SEC Filing") required to be filed by SyQuest pursuant to such Acts, and no SEC Filing, or press release containing information material to the business of SyQuest as a whole, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

               j. Since the date of SyQuest's most recent SEC Filing, there has not been, and SyQuest is not aware of any development that would require an amendment to SyQuest's Registration Statement on Form S-3 (registration number 333-28225) in order to permit public offers and sales of shares of Common Stock thereunder.

               k.  Reserved.

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               l. Capitalization.  As of February 5, 1998, the authorized
                  --------------
     capital stock of the Company consisted of (i) 240,000,000 shares of Common Stock of which approximately 71.7 million shares were issued and outstanding, and (ii) 4,000,000 shares of Preferred Stock of which approximately 82,813 shares were issued and outstanding. All such shares of Common Stock are, and all shares which may be issued pursuant to stock options, warrants or other convertible rights will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever granted or issued by the Company and relating to, or securities or rights granted or issued by the Company and convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. There are no outstanding debt securities issued by the Company. There are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act except in connection with the sale of the Company's 5% Cumulative Convertible Preferred Stock, Series 7 and the securities identified in its Amended Report on Form S-3, No. 333-40329 filed with the SEC on January 9, 1998. The Company has furnished to Investor true and correct copies of the Certificate of Incorporation and the Company's By-laws, as in effect on the date hereof (the "Bylaws").

               m.  Dilutive Effect.  The Company understands and acknowledges
                   ---------------
     that the number of Converted Stock issuable upon conversion of the Preferred Shares and exercise of Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Converted Stock upon conversion of the Preferred Shares and exercise of Warrants in accordance with this Agreement and the Certificate of Designations is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

               n.  Intellectual Property Rights.  To the best of the Company's
                   ----------------------------
     knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respect businesses as now conducted. None of the Company's trademarks, trade names, service marks, service mark registration, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement that would materially effect the business of the Company. The Company and its Subsidiaries do not have any knowledge of any material infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyright, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no material claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

          o.  Acknowledgment Regarding Investor's Purchase of Preferred Shares.
              ----------------------------------------------------------------
     SyQuest acknowledges and agrees that Investor is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. SyQuest further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Investor's purchase of the Preferred Shares.

               3A.  Registration Provisions.
                    -----------------------

               a. SyQuest shall, as promptly as practicable hereafter and at its own expense, file a registration statement (the "Registration Statement") under the 1933 Act covering the sale or resale of the Common Stock issuable upon conversion of the Preferred Shares as of the Closing Date plus fifty percent, and exercise of the Warrant (each a "Covered Security"), and shall use its best efforts to cause such Registration Statement to be declared effective not later than the earlier of (i) 90 days from the date SyQuest's registration statement number 333-40329 is declared effective, or (ii) 120 days from the Closing Date, provided however, if the SEC reviews such Registration Statement, then the date by which the Registration Statement is to be declared effective shall be extended by 30 days). SyQuest shall amend such Registration Statement from time to time upon the request of Investor if the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrant is greater than the number of shares of Common Stock registered pursuant to such Registration Statement, unless an amendment is not required for the registration and sale of such securities under such Registration Statement pursuant to Rule 416 or any other rule under the 1933 Act; provided that Investor shall have provided such information and cooperation in connection therewith as SyQuest may reasonably request.

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

               b. SyQuest will use its best efforts to: (i) keep such registration effective until the earlier of (A) the second anniversary of the issuance of each Covered Security, (B) such date as all of the Covered Securities shall have been sold by Investor or (C) such time as all of the Covered Securities held by Investor can be sold by Investor or any of its affiliates within a three-month period without compliance with the registration requirements of the 1933 Act pursuant to Rule 144 under the 1933 Act ("Rule 144"); (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement (as so amended and supplemented from time to time, the "Prospectus") as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Covered Securities by Investor or any of its affiliates; (iii) furnish such number of Prospectuses and other documents incident thereto, including any amendment of or supplement to the Prospectus, as Investor from time to time may reasonably request; (iv) cause all Covered Securities that are Common Stock to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by SyQuest are then listed or quoted; (v) provide a transfer agent and registrar for all Covered Securities and a CUSIP number for all Covered Securities; (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of SyQuest and otherwise use its best efforts to obtain and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Covered Securities are originally sold and (B) all other states specified in writing by Investor, provided, however, that as to this clause (B), SyQuest shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

               c. SyQuest shall furnish to Investor upon request a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Covered Securities by Investor or any of its affiliates pursuant to the Registration Statement.

               d. With a view to making available to Investor and its affiliates the benefits of Rule 144 and Form S-3 under the 1933 Act, SyQuest covenants and agrees to: (i) make and keep available adequate current public information (within the meaning of Rule 144(c)) concerning SyQuest, until the earlier of (A) the second anniversary of the issuance of each Covered Security or (B) such date as all of the Covered Securities shall have been resold by Investor or any of its affiliates; (ii) maintain its status as a Reporting Issuer and file with the SEC in a timely manner all reports and other documents required of SyQuest for use of Form S-3; and (iii) furnish to Investor upon request, as long as Investor owns any Covered Securities, (A) a written statement by SyQuest that it has complied with the reporting requirements of the 1933 Act and the 1934 Act, (B) a copy of the most recent annual or quarterly report of SyQuest, and (C) such other information as may be reasonably requested in order to avail Investor and its affiliates of Rule 144 or Form S-3 with respect to such Covered Securities.

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

               e. Notwithstanding anything else in this Section 3A, if, at any time during which a Prospectus is required to be delivered in connection with the sale of any Covered Securities, SyQuest determines in good faith that a development has occurred or a condition exists as a result of which the Registration Statement or the Prospectus contains a material misstatement or omission, SyQuest will immediately notify Investor thereof by telephone and in writing. Upon receipt of such notification, Investor and its affiliates will immediately suspend all offers and sales of any Covered Securities pursuant to the Registration Statement. In such event, SyQuest will amend or supplement the Registration Statement as promptly as practicable and will take such other steps as may be required to permit sales of the Covered Securities thereunder by Investor and its affiliates in accordance with applicable federal and state securities laws. SyQuest will promptly notify Investor after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the Registration Statement and the Prospectus (as so amended or supplemented) to Investor in accordance with paragraph (b) of this Section 3A. Notwithstanding the foregoing, (A) under no circumstances shall SyQuest be entitled to exercise its right to suspend sales of any Covered Securities pursuant to the Registration Statement more than two times in any twelve-month period, (B) the period during which such sales may be suspended (each a "Blackout Period") shall not exceed thirty days and (C) no Blackout Period may commence less than thirty days after the end of the preceding Blackout Period.

          Upon the commencement of a Blackout Period pursuant to this Section 3A, Investor will immediately notify SyQuest of any contracts to sell any Covered Securities (each a "Sales Contract") that Investor or any of its affiliates has entered into prior to the commencement of such Blackout Period and that would require delivery of such Covered Securities during such Blackout Period, which notice will contain the aggregate sale price and volume of Covered Securities pursuant to such Sales Contract. Upon receipt of such notice, SyQuest will immediately notify Investor of its election either (i) to terminate the Blackout Period and, as promptly as practicable, amend or supplement the Registration Statement or the Prospectus in order to correct the material misstatement or omission and deliver to Investor copies of such amended or supplemented Registration Statement and Prospectus in accordance with paragraph (b) of this Section 3A or (ii) to continue the Blackout Period in accordance with this paragraph. If SyQuest elects to continue the Blackout Period, and Investor or any of its affiliates is therefore unable to consummate the sale of Covered Securities pursuant to the Sales Contract (such unsold Covered Securities being hereinafter referred to herein as the "Unsold Securities"), SyQuest will promptly indemnify each Investor Indemnified Party (as such term is defined in Section 11.a below) against any Proceeding (as such term is defined in Section 11.a below) that each Investor Indemnified Party may incur arising out of or in connection with Investor's breach or alleged breach or inability to effect settlement of any such Sales Contract, and SyQuest shall reimburse each Investor Indemnified Party for any reasonable costs or expenses (including reasonable legal fees) incurred by such party relating to such Proceeding, including any costs incurred by Investor in connection with its need to purchase securities for any sales effected prior to its notification of the Blackout Period (which costs shall be equal to the reasonable transaction costs plus the difference between the purchase price of such securities and the price under the Sales Contract)(collectively, the "Indemnification Amount"); provided, however, that each Investor Indemnified Party shall take all
     --------  -------
     actions reasonably necessary or appropriate to mitigate such Indemnification Amount. The Company shall pay the Indemnification Amount within two business days of the Company's receipt of written notice from the Investor Indemnified Party setting forth such amounts.

               f. From the date hereof through a period of ninety (90) days following the date that the Registration Statement is first declared effective, SyQuest shall not register any securities other than securities issued in connection with (1) the sale of up to $30,000,000 of Preferred Shares and corresponding warrants on substantially the same terms as provided in this Agreement (including the Preferred Shares and Warrant sold pursuant to this Agreement), (2) any exchange of indebtedness of SyQuest for shares of stock of SyQuest, (3) any provision of services or sale of goods to SyQuest, (4) any stock option plan, stock purchase plan, stock bonus plan or other plan for the benefit of employees, officers or directors of SyQuest, (5) the exercise of any rights, warrants or options heretofore granted or issued by SyQuest for the acquisition of any securities, (6) transactions disclosed in the Schedule of Exceptions, or
     (7) any transaction not involving the receipt of new consideration by SyQuest for securities hereafter issued by SyQuest.

          4.  Representations and Warranties of Investor.  Investor hereby
              ------------------------------------------
represents and warrants to SyQuest on the date hereof and on the Closing Date, and agrees with SyQuest, as follows:

               a. The execution, delivery and performance of this Agreement by Investor have been duly authorized by all requisite corporate action and no further consent or authorization of Investor, its Board of Directors or its stockholders is required. This Agreement has been duly executed and delivered by Investor and, when duly authorized, executed and delivered by SyQuest, will be a valid and binding agreement, enforceable against Investor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

               b. Investor understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Preferred Shares or the Warrant.

               c. In making the decision to purchase the Preferred Shares or the Warrant in accordance with this Agreement, Investor has relied solely upon independent investigations made by it and not upon any representations made by SyQuest other than those made in this Agreement.

               d. Subject to Section 3A hereof, Investor understands that the Preferred Shares, the Warrant and the Converted Stock have not been registered under the 1933 Act and may not be re-offered or resold other than pursuant to such registration or an available exemption therefrom.

               e.  Investment Purpose.  Investor is purchasing the Preferred
                   ------------------
     Shares and the Warrant for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered under the 1933 Act. Investor is not purchasing the Preferred Shares or Warrant for the purpose of covering, and will not use any Conversion Shares, Dividend Shares or Warrant Shares (collectively, "Derivative Shares") to cover, any short sale position in the Common Stock that existed prior to the Closing Date.

               f.  Accredited Investor Status.  Investor is an "accredited
                   --------------------------
     investor" as that term is defined in Regulation D. Investor is able to bear the economic risk of Investor's investment hereunder.

               g.  Reliance on Exemptions.  Investor understands that the
                   ----------------------
     Preferred Shares, the Warrant and the Derivative Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that SyQuest is relying on the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire Preferred Shares, the Warrant and Derivative Shares.

               h.  Sophistication.  A principal executive officer of Investor,
                   --------------
     or Investor's agent, who is acting on behalf of Investor in connection with the transactions contemplated hereby has such knowledge and experience in financial and business matters that such officer is capable of evaluating the merits and risks of the investment by Investor contemplated by this Agreement and has the capacity to protect Investor's interests.

               i. Information.  Investor has been furnished with all materials
                  -----------
     and information relating to the business, management, properties, financial condition, operations, affairs and prospects of SyQuest and all materials and information relating to the offer and sale of the Preferred Shares, the Warrant and the Derivative Shares, as have been requested by Investor. Investor has been afforded the opportunity to ask all questions of SyQuest that Investor considered appropriate or desirable to ask in connection with this Agreement and has received answers to such inquiries that Investor considers satisfactory. Investor understands that its investment in the Preferred Shares, the Warrant and Derivative Shares involves and will involve a high degree of risk. Investor has sought such investment, accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to its acquisition of Preferred Shares, the Warrant and the Derivative Shares.

               j.  Transfer or Resale.  Investor understands that (i) except as
                   ------------------
     otherwise provided in section 3A hereof, the Preferred Shares, the Warrant and the Derivative Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) Investor shall have delivered to SyQuest an opinion of counsel, reasonably satisfactory in form, scope and substance to SyQuest, to the effect that the securities to be so offered, sold, assigned or transferred may be so offered, sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither SyQuest nor any other person is under any obligation to register such securities (other than pursuant to section 3A hereof) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          5.  Covenants of SyQuest.  Except as set forth in the Schedule of
              --------------------
     Exceptions attached hereto, SyQuest covenants and agrees with Investor as follows:

               a. For so long as any of the Preferred Shares or any portion of the Warrant remains outstanding, SyQuest will use its best efforts to (i) maintain the eligibility of the Common Stock for quotation on NASDAQ National Market ("NASDAQ") or listing on a national securities exchange (as defined in the 1934 Act) and (ii) regain the eligibility of the Common Stock for quotation on NASDAQ in the event that the Common Stock is delisted by NASDAQ.

               b. SyQuest will (i) provide Investor with an opportunity to review and comment on any public disclosure by SyQuest of information regarding this Agreement and the transactions contemplated hereby, (ii) promptly notify Investor if there is any public disclosure by SyQuest of material information regarding SyQuest or its financial condition, prospects or results of operation and
     (iii) provide Investor with copies of all SEC Filings.

               c. Except for the sale and issuance of an aggregate of 30,000 shares of Preferred Stock (plus shares to be issued as dividends) to the parties identified on Exhibit D hereto, plus the sale of up to 1,000 shares of Preferred Stock (plus shares to be issued as dividends) to certain service provider(s), SyQuest shall not issue or sell any Preferred Shares.

               d. SyQuest will comply with the terms and conditions of the Preferred Shares and of the Warrant as set forth in the Warrant (as duly amended from time to time by the parties hereto).

               e. For so long as any of the Preferred Shares or any portion of the Warrant remains outstanding, SyQuest shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon conversion of such Preferred Shares or exercise of such Warrant, 150% of the maximum number of shares of Conversion Shares then so issuable and 100% of the maximum number of Warrant Shares then so issuable. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all the outstanding Preferred Shares and the exercise of the Warrant for all the Warrant Shares issuable thereunder, SyQuest shall use its best efforts to increase its number of authorized shares of Common Stock to such number of shares as shall be sufficient to effect such conversion and exercise, including causing the SyQuest Board of Directors to call a meeting of stockholders and recommend such increase, and after obtaining any such approval SyQuest shall reserve for issuance to Investor the number of shares of Common Stock required to effect such conversion and exercise.

               f. SyQuest will cause the Common Stock issuable pursuant to conversion of the Preferred Shares and exercise of the Warrant to be duly listed and admitted for trading on NASDAQ or, if NASDAQ is not then the principal trading market for the Common Stock, on a national securities exchange (as defined in the 1934 Act).

          6.  Covenants of Investor.  Investor hereby covenants and agrees with
              ---------------------
SyQuest, as follows:

               a. Neither Investor nor any of its affiliates nor any person acting on its or their behalf will at any time offer or sell any Preferred Shares, the Warrant or any Converted Stock other than pursuant to registration under the 1933 Act or pursuant to an available exemption therefrom.

          b. Investor will agree not to convert its Preferred Stock for a maximum period of sixty days following a successful public offering of the Common Stock in excess of $25,000,000 in a single transaction, if all other convertible security holders are bound by the same restriction.

               c. Investor shall use a form of notice in substantially the same form as attached hereto as Exhibit E in order to convert its Preferred Shares and to provide notice of such conversion to SyQuest.

          6A.  Legend.  Investor understands that the certificates or other
               ------
instruments representing the Preferred Shares, the Warrant and, until such time as the Derivative Shares shall have been sold pursuant to a registration under the 1933 Act as contemplated by this Agreement, the stock certificates representing the Derivative Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and SyQuest shall issue a certificate without such legend to any holder of Preferred Shares, the Warrant or Derivative Shares if, unless otherwise required by state securities laws, (a) the same are sold pursuant to an effective registration statement under the 1933 Act, or (b) in connection with a sale transaction, such holder provides SyQuest with an opinion of counsel, in form, substance and scope reasonably acceptable to SyQuest, to the effect that a public sale, assignment or transfer thereof may be lawfully effected without registration under the 1933 Act, or (c) such holder provides SyQuest with assurances reasonably satisfactory to SyQuest that the same may be publicly sold pursuant to Rule 144 without restriction.

          7.  Conditions Precedent to Investor's Obligations.  The obligations
              ----------------------------------------------
of Investor hereunder are subject to the performance by SyQuest of its obligations hereunder and to the satisfaction of the following additional conditions precedent, unless expressly waived in writing by Investor:

          a. On the Closing Date, on each Conversion Date and on each Exercise Date (as defined in the Warrant), (i) to the extent provided in Section 3 hereof, the representations and warranties made by SyQuest in this Agreement shall be true and correct, and (ii) SyQuest shall have complied fully with all the covenants and agreements in this Agreement and the Warrant required to be satisfied on or before such date; and Investor shall have received on the Closing Date a certificate of the Chief Executive Officer and the Chief Financial Officer of SyQuest dated such date and to such effect.

               b. On the Closing Date, SyQuest shall have delivered to Investor an opinion of counsel reasonably satisfactory to Investor, dated the date of delivery, confirming in substance the matters covered in paragraphs a, b, c, d, e, f and h of Section 3 hereof.

               c. Prior to the Closing, the Certificate of Designation will have been accepted for filing with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law.

               d. On the Closing Date, SyQuest shall have delivered to Investor the opinion of counsel reasonably satisfactory to Investor, dated the Closing Date, to the effect that the offer and sale of the Preferred Shares and the Warrant hereunder do not require registration under the 1933 Act.

          8.  Conditions Precedent to SyQuest's Obligations.  The obligations of
              ---------------------------------------------
SyQuest to issue Preferred Shares and Warrants hereunder are subject to the performance by Investor of its obligations hereunder and to the satisfaction of the additional conditions precedent, unless expressly waived in writing by SyQuest, that on the Closing Date, (i) the representations and warranties made by Investor in this Agreement shall be true, complete and correct, except for those which only speak to a specific date or time, (ii) Investor shall have complied fully with all the covenants and agreements in this Agreement required to be satisfied on or before the Closing Date, and (iii) SyQuest shall have received on the Closing Date a certificate of an appropriate officer or agent of Investor dated such date and to such effect.

          9.  Fees and Expenses.  SyQuest agrees to pay Investor's reasonable
              -----------------
fees and costs actually incurred incident to the preparation of this Agreement and related documents up to $5,000 upon presentation of evidence reasonably satisfactory to SyQuest that such fees and costs were actually incurred.

          10.  Non-Performance.
               ---------------

          If, on the date hereof, on the Closing Date, on any Conversion Date or on any Exercise Date, SyQuest shall fail to deliver the Warrant, Preferred Shares or Converted Stock to Investor required to be delivered pursuant to this Agreement for any reason other than the failure of any condition precedent to SyQuest's obligations hereunder or the failure by Investor to comply in all material respects with its obligations under Sections 3A.e, 4.e., and 4.j., then SyQuest shall:

               (1) hold Investor harmless against any loss, claim or damage (including without limitation, incidental and consequential damages) arising from or as a result of such failure by SyQuest; and

               (2) reimburse Investor for all of its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, incurred by Investor in connection with this Agreement and the Warrant and the transactions contemplated herein and therein;

provided, however, that SyQuest shall then be under no further liability to
--------  -------
Investor except as provided in the Warrant, this Section 10 and Section 11 hereof.

          11.  Indemnification.
               ---------------

               a.  Indemnification of Investor.  SyQuest hereby agrees to
                   ---------------------------
     indemnify Investor and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the 1934 Act) any of the foregoing persons (each an "Investor Indemnified Party") against any claim, demand, action, liability, damages, loss, cost, settlement, disposition or expense (including, without limitation, reasonable legal fees) and any costs associated with any "buy-ins" (a "Proceeding"), that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

          any untrue or alleged untrue statement of a material fact by SyQuest or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading by SyQuest or any of its affiliates or any person acting on its or their behalf, in connection with such statements or omissions made or incorporated in the Registration Statement.

and SyQuest hereby agrees to reimburse each Investor Indemnified Party for any reasonable legal or other expenses incurred by such Investor Indemnified Party in investigating or defending any such Proceeding; provided, however, that the
                                                   -----------------
foregoing indemnity shall not apply to any Proceeding which directly and primarily results from the Investor Indemnified Party's gross negligence or wilful misconduct.

               b.  Indemnification of SyQuest.  Investor hereby agrees to
                   --------------------------
     indemnify SyQuest and each of its officers, directors, employees, agents and affiliates and each person that controls (within the meaning of Section 20 of the 1934 Act) any of the foregoing persons (each a "SyQuest Indemnified Party") against any Proceeding, that it may incur in connection with any of the transactions contemplated hereby arising out of or based upon:

          any untrue or alleged untrue statement of a material fact by Investor or any of its affiliates or any person acting on its or their behalf or omission or alleged omission to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading by Investor or any of its affiliates or any person acting on its or their behalf, in connection with any written statements provided to the Company by such Investor explicitly for use in the Registration Statement.

and Investor hereby agrees to reimburse each SyQuest Indemnified Party for any reasonable legal or other expenses incurred by such SyQuest Indemnified Party in investigating or defending any such Proceeding; provided, however, that the
                                                ------------------
foregoing indemnity shall not apply to any Proceeding to the extent that it arises out of or is based upon the gross negligence or wilful misconduct of SyQuest in connection therewith.

               c.   Conduct of Claims.
                    -----------------

                    (1) Whenever a claim for indemnification shall arise under this Section 11, the party seeking indemnification (the "Indemnified Party"), shall notify the party from whom such indemnification is sought (the "Indemnifying Party") in writing of the Proceeding and the facts constituting the basis for such claim in reasonable detail;

                    (2) Upon delivery of such notice, such Indemnified Party shall have a duty to take all reasonable steps to mitigate any losses, liabilities, costs, charges and expenses relating to any such Proceeding;

                    (3) Such Indemnifying Party shall have the right to retain counsel of its choice in connection with such Proceeding and to participate at its own expense in the defense of any such Proceeding;

          provided, however, that counsel for the Indemnifying Party shall not
          --------  -------
          (except with the consent of the relevant Indemnified Party) also be counsel to such Indemnified Party. In no event shall the Indemnifying Party be liable for fees and expenses of more than one counsel separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and

                    (4) No Indemnifying Party shall, without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Section 11 unless such settlement, compromise or consent (A) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and
          (B) does not include a statement constituting an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.


          12.  Survival of the Representations, Warranties, etc.  The respective
               ------------------------------------------------
representations, warranties, and agreements made herein by or on behalf of the parties hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director or employee of, or person controlling or controlled by or under common control with, such party and will survive delivery of and payment for the Preferred Shares, the Warrant and any Converted Stock issuable hereunder.


          13.  Notices.  All communications hereunder shall be in writing, and
               -------

          a. if sent to Investor, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to Investor at:

               Olympus Securities, Ltd.
               c/o Leeds Management Services
               129 Front Street
               Hamilton HM12
               Bermuda
               Attn: Anne Dupuy

               Telephone: 441-295-8617
               Facsimile: 441-292-2239

               with a copy to:

               Citadel Investment Group, L.L.C.
               225 West Washington Street
               Chicago, Illinois 60606
               Attention:  Kenneth C. Griffin
                           Kenneth A. Simpler

               Telephone: 312-696-6125
               Facsimile: 312-368-4347

          b. if sent to SyQuest, shall be delivered by hand, sent by registered mail or transmitted and confirmed by facsimile to SyQuest at:

               SyQuest Technology, Inc.
               47071 Bayside Parkway
               Fremont, CA  94538
               Attention:  Chief Financial Officer
               Telephone:  (510) 226-4000
               Facsimile:  (510) 226-4114

               with a copy to:

               Shartsis, Friese & Ginsburg LLP
               One Maritime Plaza, 18th Floor
               San Francisco, CA  94111
               Attention:  Steven O. Gasser
               Telephone:  (415) 421-6500
               Facsimile:  (415) 421-2922

          14.  Miscellaneous
               -------------

          a. This Agreement may be executed in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement.

          b. This Agreement and the Warrant shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns and, with respect to Section 11 hereof, their respective officers, directors, employees, agents, affiliates and controlling persons, and no other person shall have any right or obligation hereunder. SyQuest may not assign this Agreement or the Warrant.

          c. This Agreement and the Warrant shall be governed by, and construed in accordance with, the internal laws of the State of California, and each of the parties hereto hereby submits to the non-exclusive jurisdiction of any Federal court in the Northern District of California or appropriate State court in California and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement and the Warrant (a "Related Proceeding"). Each of the parties hereto hereby waives any objection to any Related Proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the Related Proceeding has been brought in an inconvenient forum.

          d. The provisions of this Agreement and the Warrant are severable, and if any clause or provision hereof shall be held invalid, illegal or unenforceable as a whole or in part, such invalidity or unenforceability shall not in any manner affect any other clause or provision of this Agreement or the Warrant.

          e. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          f. This Agreement (including the Warrant and the terms and conditions of the Certificate of Designations relating to the Preferred Shares) constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter of this Agreement and the Warrant and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder or under the terms of the Warrant and term sheets between such parties.

          g. The term "affiliate" is used herein as defined in Rule 144(a)(1) under the 1933 Act.

          h. Notwithstanding any provision of the Certificate of Designations to the contrary, the Company may hereafter authorize additional or other capital stock for issuance to Beijing Legend Group Ltd. and its affiliates that is senior, equal or junior to the Preferred Shares, in respect of the preferences as to dividends and distributions and payments on the liquidation, dissolution and winding up of the Company, provided that any such prefer ence shall not exceed Beijing Legend Group Ltd.'s investment in SyQuest.

          15.  Time of Essence.  Time shall be of the essence in this Agreement
               ---------------
and the Warrant.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, all as of the day and year first above written.


                         SYQUEST TECHNOLOGY, INC.

                         By:   /s/ Edwin L. Harper, President
                              -------------------------------
                                 Name:
                                 Title:


                         NELSON PARTNERS


                         By:   /s/ Nitin Aggerwal
                              -------------------------------
                                 Name:
                                 Title: Officer

                             SCHEDULE OF EXCEPTIONS

     Regarding section 3.l, the number of shares of Common Stock issuable on conversion of SyQuest's outstanding (a) 5% Cumulative Convertible Preferred Stock, Series 3, (b) 5% Cumulative Convertible Preferred Stock, Series 4, and
(c) Convertible Preferred Stock, Series 5 may vary based on the average closing prices of the Common Stock for the five days preceding conversion. In addition, as of February 5, 1998, there are: (i) stock options and other commitments to employees to issue approximately 8.4 million shares of SyQuest's Common Stock;
(ii) warrants for the issuance of approximately 60.2 million shares of SyQuest's Common Stock; and (iii) other commitments (principally for preferred stock dividends) to issue approximately 300,000 shares of SyQuest's Common Stock.

          The Company has also committed, either orally or in writing, to issue and register approximately 7.5 million shares of common stock (or warrants to acquire shares of common stock) to certain trade vendors, service providers and existing investors. The Company has also orally committed to issue and register approximately $900,000 of its 5% Cumulative Convertible Preferred Stock, Series 7 to a service provider.

                                                        EXHIBIT A


                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF 5% CUMULATIVE CONVERTIBLE
                           PREFERRED STOCK, SERIES 7
                                       OF
                            SYQUEST TECHNOLOGY, INC.


     SyQuest Technology, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred on the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of forty thousand (40,000) shares of 5% Cumulative Convertible Preferred Stock, Series 7, of the Company, as follows:

          RESOLVED, that the Company is authorized to issue 40,000 shares of 5% Cumulative Convertible Preferred Stock, Series 7, $.0001 par value (the "Series 7 Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

          1.  Dividends.  The holders of the Series 7 Preferred Shares shall be
              ---------
     entitled to a dividend of five percent per annum of the Stated Value (as defined below), on a cumulative basis (prorated for any portion of the applicable period during which the Series 7 Preferred Shares are outstanding). Dividends shall accrue from the date of issuance of the Series 7 Preferred Shares and shall be payable on the last day of each calendar quarter, commencing March 30, 1998, through and including the date on which the Series 7 Preferred Shares are converted. Dividends shall be paid in additional Series 7 Preferred Shares as long as there are authorized but unissued Series 7 Preferred Shares available, provided however, the Company may not pay dividends in additional Series 7 Preferred Shares to the extent that the number of authorized and unissued Series 7 Preferred Shares is insufficient to make such payment or the ability of the holders of the

     Series 7 Preferred Shares to convert Series 7 Preferred Shares is restricted by Section 2(h) below. The number of such additional Series 7 Preferred Shares issued as a dividend shall be determined by dividing the aggregate amount of such dividend payable to such holder by 1000; provided that no fraction of a Series 7 Preferred Share shall be issued, but in lieu thereof, the Company shall pay in cash an amount equal to such fraction multiplied by $1000. If the Company cannot pay such dividends in additional Series 7 Preferred Shares, such dividends shall be payable in cash.

          2.  Conversion of Series 7 Preferred Shares.  The holders of the
              ---------------------------------------
     Series 7 Preferred Shares shall have the right, at their option, to convert the Series 7 Preferred Shares into shares of the common stock of the Company, $.0001 par value, as such stock now exists or may be changed from time to time hereafter ("Common Stock"), on the following terms and conditions:

               (a) Conversion Right. Any or all of the Series 7 Preferred Shares
                   ----------------
     shall be convertible at any time (except as limited herein, by Section 3A.e. of the purchase agreement with the Company governing the terms of such holder's purchase of Series 7 Preferred Shares (the "Purchase Agreement")) into whole, fully paid and nonassessable shares of Common Stock, at the conversion price (the "Conversion Price") in effect at the time of conversion determined as hereinafter provided. Each Series 7 Preferred Share shall have a stated value of $1,000 (the "Stated Value") for the purpose of such conversion and the number of shares of Common Stock issuable on conversion of each Series 7 Preferred Share shall be determined by dividing the Stated Value thereof by the Conversion Price then in effect.

               (b) Conversion Price.  The Conversion Price shall be the greater
                   ----------------
     of (1) the arithmetical average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the delivery of any Conversion Notice (as that term is hereinafter defined), as reported by the Nasdaq National Market (the "NNM"), or, if the NNM is not then the principal trading market for the Common Stock, on the principal trading market for the Common Stock at that time, or, if there is then no such principal trading market, the fair market value per share of Common Stock during such period as determined in good faith by the Board of Directors of the Company, and (2) ninety percent of such closing sale price on the day immediately preceding the delivery of the Conversion Notice (as that term is hereinafter defined); provided that the Conversion Price shall not be greater than $3.00. If the value of the Common Stock is so to be determined by the Board of Directors of the Company and the holders of the Series 7 Preferred Shares disagree with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association, and such arbitration shall proceed in San Francisco, California, or at such other place as agreed to in writing by the Company and the holders of the Series 7 Preferred Shares.

               (c) Adjustment to Conversion Price.  In the event that the
                   ------------------------------
     Company shall declare a dividend or make a distribution on or with respect to the outstanding shares of its Common Stock in shares of its Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares, or combine its outstanding shares of Common Stock into a smaller number of shares, then, in each such event, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted, if necessary, as determined in good faith by the Board of Directors of the Company, so that the holder of any Series 7 Preferred Shares surrendered for conversion after such time shall be entitled to receive the aggregate number of shares of Common Stock that the holder would have owned or been entitled to receive had such Series 7 Preferred Shares been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination. Such adjustment shall be made successively whenever any event specified above shall occur.

               (d) Limitation on Beneficial Ownership.  The Company shall not be
                   ----------------------------------
     required to effect any conversion of Series 7 Preferred Shares and no holder of Preferred Shares shall have the right to convert any Series 7 Preferred Shares pursuant to Section 2 to the extent that after giving effect to such conversion such person (together with such person's affiliates) would beneficially own 5.00% or more of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a person and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series 7 Preferred Shares with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted Series 7 Preferred Shares beneficially owned by such person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such person and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. A holder of preferred Shares may waive the restrictions of this paragraph only upon not less than 61 days prior written notice to the Company (with such waiver taking effect only upon the expiration of such 61 day notice period). Notwithstanding anything to the contrary contained herein, each Conversion Notice (as defined below) shall constitute a representation by the holder submitting such Conversion Notice that, after giving effect to such Conversion Notice, the holder will not beneficially own (as determined in accordance with this Section 2(d)) more than 5.00% of the outstanding shares of Common Stock as reflected in the Company's most recent Form 10-Q or Form 10-K, as the case may be, or more recent public press release or other public notice by the Company setting forth the number of shares of Common Stock outstanding.

               (e) Conversion Notice.  On presentation and surrender to the
                   -----------------
     Company (or at any office or agency maintained for the transfer of the Series 7 Preferred Shares) of the certificate(s) ("Preferred Stock Certificate(s)") for Series 7 Preferred Shares so to be converted, duly endorsed in blank for transfer or accompanied by proper instruments of assignment or transfer in blank and written notice of conversion (a "Conversion Notice"), the holder of such Series 7 Preferred Shares shall be entitled, subject to the limitations herein contained, to receive in exchange therefor a certificate or certificates for whole, fully paid and nonassessable shares of Common Stock, which certificates shall be delivered by the fourth trading day after the date of delivery of the Conversion Notice and Preferred Stock Certificates for the Series 7 Preferred Shares being converted, and cash for any fractional share of Common Stock on the foregoing basis. If the Common Stock can be issued without a restrictive legend pursuant to the Purchase Agreement, on request made by the holders of the Series 7 Preferred Shares in the Conversion Notice, the Company will authorize and instruct its transfer agent to issue the Common Stock electronically. The Conversion Notice shall be deemed delivered and received on the business day when it is transmitted by facsimile if so transmitted by 5:00 p.m. California time and if the Company receives the Preferred Stock Certificate(s) either (1) by 10:00 a.m. California time within the following two business days, or (2) on the next business day after it is deposited for next day delivery with a nationally recognized overnight delivery service. The Series 7 Preferred Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the date of delivery of the Conversion Notice.

               (f) Reservation of Shares.  The Company shall, as soon as
                   ---------------------
     practicable hereafter and then for so long as any of the Series 7 Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series 7 Preferred Shares, such number of shares of Common Stock as required pursuant to the Purchase Agreement between the Company and the holder of the Series 7 Preferred Shares.

               (g) Fractional Shares.  The Company shall not issue any fraction
                   -----------------
     of a share of Common Stock on any conversion, but shall pay cash therefor at the Conversion Price then in effect multiplied by such fraction.

               (h) Taxes.  The Company shall pay any and all taxes that may be
                   -----
     imposed on it with respect to the issuance and delivery of Common Stock on the conversion of Series 7 Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Series 7 Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance shall have paid to the Company the amount of any such tax, or shall have established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

               (i) The 19.9% Limit.  The number of shares of Common Stock
                   ---------------
     issuable on conversion of the Series 7 Preferred Shares shall be limited to the 19.9% Limit (defined below) unless and until (1) the stockholder approval referred to in section (2)(k) (the "Stockholder Consent") is obtained, (2) the Company is notified by the NNM, the National Association of Securities Dealers, or other appropriate regulatory agency that Stockholder Consent is not required to issue shares of Common Stock in excess of the 19.9% Limit (defined below), or (3) the Company lists its shares on an electronic bulletin board or other trading market as would allow the Excess Preferred Shares (defined below) to be converted into Common Stock without Stockholder Consent. The 19.9% Limit shall equal the product of .199 multiplied by the number of shares of Common Stock outstanding (adjusted to reflect any split, subdivision, combination or consolidation of the Common Stock, whether by reclassification, distribution of a dividend with respect to the outstanding Common Stock payable in shares of Common Stock, or otherwise, or any recapitalization of the Common Stock) on the date of the first issuance of Series 7 Preferred Shares (the "19.9% Limit").

          (j) Limitation of Issuance of Common Stock.  Unless and until (1) the
              --------------------------------------
     Stockholder Consent is obtained, (2) the Company is notified by the NNM, the National Association of Securities Dealers, or other appropriate regulatory agency that Stockholder Consent is not required to issue shares of Common Stock in excess of the 19.9% Limit, or (3) the Company elects to list its shares on an electronic bulletin board or in such manner as would allow the Excess Preferred Shares (defined below) to be converted into Common Stock without Stockholder Consent, no purchaser of Series 7 Preferred Shares pursuant to the Purchase Agreements (the "Purchasers") shall be issued, upon conversion of Series 7 Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the 19.9% Limit multiplied by (ii) a fraction, the numerator of which is the number of Series 7 Preferred Shares issued to such Purchaser pursuant to its respective Purchase Agreement and the denominator of which is the aggregate amount of all the Series 7 Preferred shares issued to the Purchasers pursuant to the Purchase Agreements (the "Cap Allocation Amount"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Series 7 Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any holder of Series 7 Preferred Shares shall convert all of such holder's Series 7 Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such holder's Cap Allocation Amount, then the difference between such holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Cap Allocation Amounts of the remaining holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such holder. In the event that any holder of Series 7 Preferred Shares attempts to convert such holder's Series 7 Preferred Shares into a number of shares of Common Stock which, in the aggregate, would be greater than such holder's Cap Allocation Amount, then the Series 7 Preferred Shares which would be convertible into a number of shares of Common Stock equal to difference between the number of shares of Common Stock issuable but for such holder's Cap Allocation Amount and such holder's Cap Allocation Amount, as adjusted by the previous sentence, (the "Excess Preferred Shares") shall be redeemable as set forth in Section 9 hereof.

               (k) Stockholder Approval.  The Company shall use its best efforts
                   --------------------
     to obtain Stockholder Consent to issue shares of Common Stock in excess of the 19.9% Limit at its 1998 annual meeting, which meeting shall occur on or before May 31, 1998, unless it has been notified by the NNM, the National Association of Securities Dealers, or an affilate thereof that Stockholder Consent is not required to issues shares of Common Stock in excess of the 19.9% Limit.

          3.  Voting Rights.  Holders of Series 7 Preferred Shares shall have no
              -------------
     voting rights, except as required by law.

          4.  Liquidation, Dissolution, Winding Up.  In the event of any
              ------------------------------------
     voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series 7 Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the Common Stock, an amount equal to the Stated Value per Preferred Share plus all accrued but unpaid dividends; provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series 7 Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series 7 Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Series 7 Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Series 7 Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series 7 Preferred Shares shall be entitled to receive any amounts with respect thereto on any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

          5. Preferred Rank.  With respect to preferences as to payments on the
             --------------
     liquidation, dissolution or winding up of the Company, the Series 7 Preferred Shares shall rank (1) senior to the Common Stock, (2) with respect to all other existing capital stock of the Company, senior to such capital stock if permitted by the terms of such capital stock or, if not so permitted, on a parity with such capital stock if permitted by the terms of such capital stock or, if not so permitted, junior to such capital stock, and (3) senior to all series of any class of the Company's capital stock issued after the date of the filing of this Certificate. So long as any of the Series 7 Preferred Shares are outstanding, no Common Stock and no other capital stock of the Company ranking junior to the Series 7 Preferred Shares will be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Series 7 Preferred Shares) unless in each case the Company offers to redeem the Series 7 Preferred Shares on substantially the same terms (provided that the redemption price shall not be less than $1,000 per Series 7 Preferred Share). Notwithstanding any provision hereof to the contrary, the Company may hereafter authorize additional or other capital stock for issuance to Beijing Legend Group Ltd. and its affiliates that is senior, equal or junior to the Series 7 Preferred Shares, in respect of the preferences as to payments on the liquidation, dissolution and winding up of the Company, but the Company may not otherwise hereafter, for so long as any Series 7 Preferred Shares are outstanding, authorize additional or other capital stock that is of senior or equal rank to the Series 7 Preferred Shares, in respect of the preferences as to dividends and distributions and payments on the liquidation, dissolution and winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Series 7 Preferred Shares shall maintain their relative powers, designations and preferences provided herein.

          6.  Lost or Stolen Certificates.  On receipt by the Company of
              ---------------------------
     evidence satisfactory to it of the loss, theft, destruction or mutilation of any Preferred Stock Certificate, and (in the case of loss, theft or destruction) of any indemnification undertaking by the holder to the Company that is reasonably satisfactory to the Company, and on surrender and cancellation of such Preferred Stock Certificate, if mutilated, the Company shall execute and deliver a new Preferred Stock Certificate of like tenor and date; provided that the Company shall not be obligated to re-issue any lost, stolen or destroyed Preferred Stock Certificate if the holder thereof complies with this Section 6 and contemporaneously requests the Company to convert such Series 7 Preferred Shares into Common Stock.

          7.  Amendment.  So long as any Series 7 Preferred Shares are
              ---------
     outstanding, the Company shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of Series 7 Preferred Shares outstanding, voting separately as a class, amend or repeal any provision of, or add any provision to, the Company's Certificate of Incorporation, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series 7 Preferred Shares.

          8.  Company's Right to Redeem at Its Election.  At any time after the
              -----------------------------------------
     issuance of Preferred Shares, the Company shall have the right, in its sole discretion, to redeem (a "Redemption"), from time to time, any or all of the Preferred Shares. If the Company elects to redeem some, but not all, of the Preferred Shares then outstanding, the Company shall redeem a pro-rata amount (based on the number of Preferred Shares then held by holders of the Preferred Shares) from each holder of the Preferred Shares.

               (a) Redemption Price.  The "Redemption Price" shall be an amount
                   ----------------
     per Preferred Share equal to one-hundred twenty percent (120%) of the Stated Value plus all accrued but unpaid dividends.

               (b) Mechanics of Redemption.  The Company shall effect each
                   -----------------------
     Redemption by delivering written notice ("Notice of Redemption") to each holder of the Preferred Shares at the address and facsimile number of such holder appearing in the Company's Preferred Share register. Such Notice of Redemption shall be deemed to have been delivered and received (i) on the day it is sent if delivered by facsimile so as to be received prior to 5:00 p.m. local time at the holder of Preferred Shares' facsimile number as listed in the Purchase Agreement, or one (1) business day later if it is delivered so as to be received after 5:00 p.m. local time at the holder of Preferred Shares' facsimile number as listed in the Purchase Agreement,
     (ii) one (1) business day, if delivery is within the United States, after the Company's sending (by overnight courier) of such Notice of Redemption, or (iii) two (2) business days, if delivery is outside the United States, after the Company's sending (by two (2) day courier) of such Notice of Redemption. Such Notice of Redemption shall indicate (y) the number of Preferred Shares that have been selected for redemption, and (z) the date that such redemption is to become effective. Once the Notice of Redemption is deemed to have been delivered and received, the Preferred Shares designated for a Redemption may be converted into shares of Common Stock if a Conversion Notice is delivered in accordance with Section 2(d) hereof within seven trading days of the date the Notice of Redemption is deemed delivered and received. After such seven day period, any Preferred Shares designated for Redemption not so converted shall no longer be convertible into Common Stock, and such Preferred Shares shall be delivered to the Company by the seventh business day after the Notice of Redemption is deemed delivered and received.

               (c) Payment of Redemption Price.  Each holder submitting
                   ---------------------------
     Preferred Shares being redeemed under this Section 8 shall deliver such holder's Preferred Stock Certificates so redeemed to the Company, and the Company shall pay the applicable Redemption Price to that holder within five (5) business days after such holder's Preferred Stock Certificates (or an indemnification undertaking satisfactory to the

     Company with respect to such shares in the case of their loss, theft or destruction) are delivered to the Company.

               (d)  Company Must Have Immediately Available Funds or Credit
                    -------------------------------------------------------
     Facilities.  The Company shall not be entitled to send any Notice of
     ----------
     Redemption at the Company's election pursuant to this Section 8 and begin the redemption procedure herein, unless it has:

               (i) the full amount of the Redemption Price at the Company's election in cash, available in a demand or other immediately available account in a bank or similar financial institution;

               (ii) credit facilities, with a bank or similar financial institutions that are immediately available and unrestricted for use in redeeming the Preferred Shares, in the full amount of the Redemption Price;

               (iii) a written agreement with a standby underwriter or qualified buyer ready, willing and able to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to a Redemption; or

               (iv) a combination of the items set forth in the preceding clauses (i), (ii) and (iii), aggregating the full amount of the Redemption Price.

          9.  Holder's Right to Redeem.  Provided the holder of Series 7
              ------------------------
     Preferred Shares is entitled to require the Company to redeem Excess Preferred Shares as set forth in Section 2(i) hereof, the following provisions shall apply:

               (a) Redemption Price.  The "Excess Preferred Share Redemption
                   ----------------
     Price" shall be an amount per Preferred Share equal to one-hundred twenty percent (120%) of the Stated Value plus all accrued but unpaid dividends.

               (b) Mechanics of Redemption.  The holder of Excess Preferred
                   -----------------------
     Shares shall effect each redemption by delivering written notice ("Holder's Notice of Redemption") to the Company stating the number of Excess Preferred Shares to be redeemed along with the Preferred Stock Certificate covering such shares. Such Holder's Notice of Redemption shall be deemed to have been delivered and received on the business day when it is transmitted by facsimile if so transmitted by 5:00 p.m. California time and if the Company receives the Preferred Stock Certificate(s) covering the shares to be redeemed either (1) by 10:00 a.m. California time within the following two business days, or (2) on the next business day after it is deposited for next day delivery with a nationally recognized overnight delivery service.

               (c) Payment of Redemption Price.  Each holder submitting Excess
                   ---------------------------
     Preferred Shares being redeemed under this Section 9 shall deliver such holder's Preferred Stock Certificates so redeemed to the Company as required in Section 9(b) hereof, and the Company shall pay the applicable Excess Preferred Share Redemption Price to that holder within fifteen (15) business days after such holder's Preferred Stock Certificates (or an indemnification undertaking satisfactory to the Company with respect to such shares in the case of their loss, theft or destruction) are delivered to the Company.

     IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Bob L. Corey, its Chief Financial Officer, as of February 12, 1998.


                                                SYQUEST TECHNOLOGY, INC.



                                         By:
                                             -----------------------------------
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                                                       EXHIBIT B


     THE SECURITIES REPRESENTED BY OR ISSUABLE ON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


Warrant No.

                         COMMON STOCK PURCHASE WARRANT


                            SYQUEST TECHNOLOGY, INC.

     This Warrant certifies that ____________ ("Holder"), or its registered assigns, is the registered holder of one Warrant (the "Warrant") expiring on January 30, 2005 (the "Termination Date") to purchase shares of common stock, par value $.0001 per share (the "Common Stock"), of SYQUEST TECHNOLOGY, INC., a Delaware corporation (the "Issuer"). This Warrant entitles the holder to purchase from the Issuer up to _________ Warrant Shares (as defined below), subject to adjustment, at a per share Exercise Price (as defined below). A "Warrant Share" initially represents one fully paid and nonassessable share of Common Stock, subject to adjustment pursuant to paragraph 10.

     This Warrant was issued on February 13, 1998 (the "Closing Date"), pursuant to the Securities Purchase Agreement dated February 13, 1998 (the "Purchase Agreement"), between the Issuer and Holder, and is subject to the terms and conditions thereof. Unless otherwise defined herein, capitalized terms used herein have the meanings respectively ascribed to them in the Purchase Agreement. A copy of the Purchase Agreement may be obtained by the registered holder hereof upon written request to the Issuer.

     The exercise price per Warrant Share (plus transfer taxes, if applicable, the "Exercise Price") shall be $3.075. If the Company's stockholders approve the issuance of shares of Common Stock in excess of the 19.9% Limit (as defined in the Certificate of Designations), then the Exercise Price shall be the greater of (a) 120 percent of the arithmetical average of the closing sale prices per share of Common Stock on the five consecutive trading days preceding the delivery of any Exercise Notice (as defined below) as reported by the Nasdaq National Market (the "NNM") or, if the NNM is not then the principal trading market for the Common Stock, on the principal trading market for the Common Stock at that time or, if there is then no such principal trading market, the fair market value per share of Common Stock during such period as determined in good faith by the Board of Directors of the Issuer and (b) the closing sale price on the day immediately preceding the delivery of the Exercise Notice; provided that in no event shall the Exercise Price exceed $3.075. If the value of the Common Stock is to be determined by the Board of Directors of the Issuer and the holder of this Warrant disagrees with said valuation, the value of the Common Stock will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in San Francisco, California, or at such other place as agreed to in writing by the Issuer and the holder of this Warrant. The Exercise Price multiplied by the Exercise Amount (as defined below) at any Exercise Date (as defined below) is referred to as a "Warrant Purchase Price".

     For each month (prorated daily for partial months) after the earlier of either (i) 90 days from the date SyQuest's registratation statement number 333-40329 is declared effective, or (ii) 120 days from the Closing Date, provided however, if the SEC reviews the Registration Statement, then for each month (prorated daily for partial months) after the earlier of either (i) 120 days from the date SyQuest's registratation statement number 333-40329 is declared effective, or (ii) 150 days from the Closing Date, the Company does not maintain an effective registration statement which is available for the resale of all the Common Stock underlying this Warrant and the Preferred Shares (as defined in the Purchase Agreement), provided that the Company is otherwise required pursuant to
Section 3A.b. of the Purchase Agreement to maintain such registration, the Company shall either (1) increase by 10% the number of shares of Common Stock then available pursuant to this Warrant, or (2) make a cash payment equal to 1.5% of the face value of the 5% Cumulative Convertible Preferred Stock, Series 6 then held by Holder. The Company, in its sole and absolute discretion, shall determine whether to increase the number of shares available under the Warrant or to make such cash payment.

     This Warrant shall have the following additional terms:

1. This Warrant may be exercised on any Business Day prior to the Termination Date (an "Exercise Date") for any quantity of Warrant Shares, such that the aggregate number of Warrant Shares issued hereunder is less than or equal to the number of shares then available pursuant to this Warrant, provided, however, that in no event shall the holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to equal or exceed 5.00% of the outstanding shares of the Common Stock following such exercise. For purpose of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon
     (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended. The holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period). To exercise this Warrant, the registered holder must, prior to the Termination Date, surrender this Warrant to the Issuer at its principal office with the Exercise Notice attached hereto (an "Exercise Notice") duly completed and signed by the registered holder hereof and stating the total number of Warrant Shares in respect of which this Warrant is then exercised (the "Exercise Amount") and tender the applicable Warrant Purchase Price. This Warrant shall be exercisable only in the minimum amount of 10,000 Warrant Shares and integral multiples of 10,000 Warrant Shares in excess thereof (or such lesser amount as shall constitute the full amount remaining of this Warrant). As used herein the term "Business Day" means any day on which banks in the State of California are open for business.

2. On the Business Day following an Exercise Date (an "Issue Date"), the Issuer shall issue and cause to be delivered to the registered holder hereof at such address as such holder shall specify in the Exercise Notice a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of this Warrant, registered in such holder's name, together with cash (if any) as provided in paragraph 4. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of such Exercise Date. If the certificate or certificates for the number of the Warrant Shares can be issued without a restrictive legend pursuant to the Purchase Agreement, on request made by the holders of the Warrant in the Exercise Notice, the Company will authorize and instruct its transfer agent to issue the such certificate or certificates electronically.

3. If on such Issue Date the number of Warrant Shares to be delivered shall be less than the total number of Warrant Shares deliverable hereunder, there shall be issued to the holder hereof or his assignee on such Issue Date a new warrant substantially identical to this Warrant, except that such new warrant shall evidence the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable hereunder less
     (y) the number of Warrant Shares so delivered.

4. The Issuer shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this paragraph 4, be issuable on the exercise of this Warrant, the Issuer shall pay an amount in cash equal to the last per share sale price of the Common Stock (on the NNM or the Principal Market, as the case may be) on the day immediately preceding the Exercise Date, multiplied by such fraction (subject to adjustment pursuant to paragraph 10); provided that if at the time that the Exercise Price is to be determined the NNM is not the principal trading market for the Common Stock and there is no Principal Market, then the amount of cash to be paid per fractional Warrant Share shall be determined in good faith by the Board of Directors of the Issuer. If the holder of this Warrant disagrees with such determination, the amount of cash to be paid per fractional Warrant Share will be determined by binding arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association, and such arbitration shall proceed in San Francisco, California, or at such other place as agreed to in writing by the Issuer and the holder of this Warrant.

5. For so long as this Warrant has not been exercised in full, the Issuer shall at all times prior to the Termination Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for issuance upon exercise of this Warrant, the maximum number of shares of Common Stock then so issuable. In furtherance of the foregoing, but subject to adjustment pursuant to paragraph 10 and to increase pursuant to the fourth paragraph hereof, the Issuer shall reserve for issuance hereunder not less than _________ shares of Common Stock. In the event the number of shares of Common Stock or other securities issuable in respect of the Warrant Shares exceeds the authorized number of shares of Common Stock or other securities, the Issuer shall promptly take all actions necessary to increase the authorized number, including causing its Board of Directors to call a special meeting of stockholders within thirty days of the date on which such excess first existed and recommend such increase for approval by the Issuer's stockholders. The Issuer shall use its best efforts to obtain stockholder approval of the increase to the authorized number of shares of Common Stock.

6. By accepting delivery of this Warrant, the registered holder hereof covenants and agrees with the Issuer not to exercise or transfer this Warrant or any Warrant Shares except in compliance with this Warrant.

7. By accepting this Warrant, the registered holder hereof covenants and agrees with the Issuer that this Warrant may not be sold, assigned, conveyed, encumbered, pledged, hypothecated or in any other manner disposed of or transferred, as a whole or in part, unless and until such holder shall deliver to the Issuer (i) written notice of such transfer and of the name and address of the transferee, (ii) a written agreement, in form and substance reasonably satisfactory to the Issuer, of the transferee to comply with the applicable terms of the Purchase Agreement and this Warrant and (iii) an opinion of counsel for such holder, reasonably satisfactory to the Issuer in form, scope and substance, that such transaction will comply with all applicable securities laws and regulations. If a portion of this Warrant is transferred, all rights of the registered holder hereunder may be exercised by the transferee (subject to the requirement that such transferee shall provide a like opinion of counsel in respect of the number of Warrant Shares transferred with the portion of this Warrant), provided that any registered holder of this Warrant may deliver an Exercise Notice subject to such holder's portion of this Warrant.

8. The Issuer will pay all documentary stamp taxes (if any) attributable to the issuance of Warrant Shares upon the exercise of this Warrant by the registered holder hereof; provided that the Issuer shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the registration of this Warrant or any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant surrendered upon the exercise of this Warrant, and the Issuer shall not be required to issue or deliver this Warrant or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

9. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Issuer may in its discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Issuer. Applicants for a substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Issuer may prescribe.

10. In case of any reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Issuer with or into another corporation (other than a consolidation or merger in which the Issuer is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Issuer shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Company acting in good faith.

11. If and whenever the Issuer shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Exercise Price shall be proportionately adjusted in the manner determined by the Issuer's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Exercise Price shall be rounded to the nearest cent.

12. If the Company fails to provide the information required by paragraph (i) of the Exercise Notice, the holder of the Warrant shall not be required to include said paragraph (i) in its Exercise Notice, and assuming all other requirements for the issuance of the Warrant Shares have been satisfied, the Company will be obligated to issue the Warrant Shares in accordance with this Warrant.

     This Warrant shall not be valid unless signed by the Issuer.

     IN WITNESS WHEREOF, SyQuest Technology, Inc. has caused this Warrant to be signed by its duly authorized officer.

Dated:  February 13, 1998
                                    SYQUEST TECHNOLOGY, INC.


                                    By: _______________________
                                        Name:
                                        Title:

                            FORM OF EXERCISE NOTICE

                 (To Be Executed Upon Exercise of the Warrant)

                                    [DATE]
SyQuest Technology, Inc.
47071 Bayside Parkway
Fremont, CA 94538
Attention:  Chief Financial Officer

     Re:  Warrant No.
          -------------------------

Ladies and Gentlemen:

          The undersigned is the registered holder of the above-referenced warrant (the "Warrant") issued by SyQuest Technology, Inc. (the "Company"), the original of which is attached hereto, and hereby elects to exercise the Warrant to purchase _________ Warrant Shares (as defined in the Warrant) and herewith tenders $_____________ by certified or official bank check to the order of the Company as payment for such Warrant Shares in accordance with the terms of the Warrant and the Purchase Agreement (as defined in the Warrant).

          The undersigned represents and warrants to the Company on the date hereof, and agrees with the Company, as follows:

               (a) The execution and delivery of this Exercise Notice by the undersigned has been duly authorized by all requisite corporate action and no further consent or authorization of the undersigned, its Board of Directors or its stockholders is required.

               (b) Investor understands that no United States federal or state agency has passed on, reviewed or made any recommendation or endorsement of the Warrant Shares.

               (c) In making the decision to purchase the Warrant Shares in accordance with the Warrant, the undersigned has relied solely upon independent investigations made by it and not upon any representations made by the Company other than those in the Purchase Agreement.

               (d) Subject to Section 3A of the Purchase Agreement, the undersigned understands that the Warrant Shares have not been registered under the 1933 Act and may not be re-offered or resold other than pursuant to such registration or an available exemption therefrom.

               (e) The undersigned is purchasing the Warrant Shares for its own account for investment only and not with a view to, or for resale in connection with, the public sale or distribution thereof except pursuant to sales registered under the 1933 Act.

               (f) The undersigned is an "accredited investor" as that term is defined in Regulation D. The undersigned is able to bear the economic risk of the undersigned's investment hereunder.

               (g) The undersigned understands that the Warrant Shares are being or will be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying on the truth and accuracy of, and the undersigned's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of the undersigned to acquire the Warrant Shares.

               (h) A principal executive officer of the undersigned, or the undersigned's agent, who is acting on behalf of the undersigned in connection with the transactions contemplated hereby has such knowledge and experience in financial and business matters that such officer is capable of evaluating the merits and risks of the investment by the undersigned contemplated by this Warrant and has the capacity to protect the undersigned interests.

               (i) The undersigned has been furnished with all materials and information relating to the business, management, properties, financial condition, operations, affairs and prospects of the Company and all materials and information relating to the offer and sale of the Warrant Shares, as have been requested by the undersigned. The undersigned has been afforded the opportunity to ask all questions of the Company that the undersigned considered appropriate or desirable to ask in connection with this Warrant and has received answers to such inquiries that the undersigned considers satisfactory. The undersigned understands that its investment in the Warrant Shares involves and will involve a high degree of risk. The undersigned has sought such investment, accounting, legal and tax advice as it has considered necessary to an informed investment decision with respect to its acquisition of the Warrant Shares.

               (j) The undersigned understands that (i) except as otherwise provided in section 3A of the Purchase Agreement, the Warrant Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) the undersigned shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be so offered, sold, assigned or transferred may be so offered, sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act ("Rule 144") may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities

     (other than pursuant to section 3A hereof) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

          In accordance with the attached Warrant, the undersigned requests that certificates for such Warrant Shares be registered in the name of and delivered to the undersigned at the following address:

                            ________________________
                            ________________________
                            ________________________

          [IF THE NUMBER OF WARRANT SHARES TO BE DELIVERED IS LESS THAN THE TOTAL NUMBER OF WARRANT SHARES DELIVERABLE UNDER THE WARRANT, INSERT THE FOLLOWING -- The undersigned requests that a new warrant substantially identical to the attached Warrant be issued to the undersigned evidencing the right to purchase the number of Warrant Shares equal to (x) the total number of Warrant Shares deliverable under the Warrant less (y) the number of Warrant Shares to be delivered in connection with this exercise.]


                    [ADDRESS]

                    By:  _____________________________
                         Name:
                         Title:

                                                                       EXHIBIT C
                                     [DATE]



VIA FACSIMILE
-------------

---------------------------
---------------------------
---------------------------
---------------------------

          Re:  STOCK PURCHASE AGREEMENT (THE "AGREEMENT") DATED                ,
                                                                ===============
               1998, AND RELATED DOCUMENTS
               ---------------------------

Ladies and Gentlemen:

          Attached please find a copy of the certificate representing the Preferred Shares, (ii) the Warrant Certificate, (ii) the Securities Purchase Agreement, and (iv) the Officers' Certificate. We have the executed originals of the foregoing documents. Upon our confirmation of the payment by _____ to SyQuest of the $____________ purchase price on the Closing Date, we will send the executed originals required to be sent pursuant to the Agreement by overnight courier to the following address:

-------------------------
-------------------------
-------------------------

          Capitalized terms not otherwise defined in this letter shall have the meanings ascribed in such terms in the Agreement.

Very truly yours,

______________________



By        _______________________________
Name:
Title:

                                                                    EXHIBIT E


                               List of Investors


Olympus Securities, Ltd., a Bermuda corporation

Nelson Partners, a Bermuda Exempted General Partnership

RGC International Investors, LDC a Cayman Island Limited Duration Company

CC Investments LDC, a Cayman Islands Limited Duration Company

Southbrook International Investments, Ltd., a British Virgin Islands corporation

Combination, Inc., a company formed under the laws of the Turks and Caicos

Rutgers Casualty Insurance Company, a New Jersey corporation

Kentucky National Insurance Company, a Kentucky corporation

HSI Partnership, a New York general partnership

                                                                       EXHIBIT E

                           SYQUEST TECHNOLOGY, INC.
                             NOTICE OF CONVERSION

Certificate of Designations, Preferences and Rights of 5% Cumulative Convertible Preferred Stock, Series 7 of SyQuest Technology, Inc. (the "Designation"). In accordance with and pursuant to the Designation, the undersigned hereby elects to convert the number of shares of Convertible Preferred Stock, Series 7, par value $.0001 (the "Preferred Shares"), of SyQuest Technology, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.0001 (the "Common Stock"), of the Company by tendering the stock certificate(s) representing the share(s) of the Preferred Stock specified below as of the date specified below:

     Date of Conversion                       _________________________________

     Number of shares of the Preferred
      Stock to be converted:                  _________________________________

     Stock certificates no(s). of the
      Preferred Stock to be converted:        _________________________________

Please confirm the following information:

     Conversion Price:                        _________________________________

     Number of shares of Common Stock
      to be issued:                           _________________________________


By issuing this Notice of Conversion, the undersigned represents and warrants that (i) except as otherwise provided in section 3A Purchase Agreement (as defined in the Designation), the Preferred Shares and the Conversion Shares (as defined in the Purchase Agreement) have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) the undersigned shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be so offered, sold, assigned or transferred may be so offered, sold, assigned or transferred pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 ("Rule 144") promulgated under the Securities Act of 1933, as amended (the "1933 Act") may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to section 3A of the

Purchase Agreement) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Please issue the Common Stock into which the shares of Preferred Stock are being converted in the following name and to the following address:

     Issue to:
                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------
     Name of converting holder:
                                         --------------------------------------
     Duly executed:                      By
                                            -----------------------------------
     Name & Title:
                                         --------------------------------------
     Dated:
                                         --------------------------------------

                                       44